As filed with the Securities and Exchange Commission on October 7, 2013

Registration No. 333-184461

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TORNIER N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	98-0509600
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Fred. Roeskestraat 123

1076 EE Amsterdam, The Netherlands

(+ 31) 20 675 4002

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kevin M. Klemz

Vice President, Chief Legal Officer and Secretary

Tornier N.V.

Fred. Roeskestraat 123

1076 EE Amsterdam, The Netherlands

(+ 31) 20 675 4002

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Amy E. Culbert, Esq. Oppenheimer Wolff & Donnelly LLP Campbell Mithun Building, Suite 2000 222 South Ninth Street Minneapolis, Minnesota 55402 (612) 607-7000

Approximate date of commencement of proposed sale to the public: Not applicable. This post-effective amendment deregisters those securities that remain unissued or unsold hereunder as of the effective date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes or securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

This Post-Effective Amendment to the Registration Statement on Form S-3 shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

DEREGISTRATION OF SECURITIES

On October 17, 2012, Tornier N.V. filed with the Securities and Exchange Commission a registration statement on Form S-3, as amended (Registration No. 333-184461), which became effective on November 15, 2013, registering the resale of 1,941,270 ordinary shares, par value €0.03 per share, by certain selling shareholders. Pursuant to the undertaking contained in the registration statement, Tornier is filing this Post-Effective Amendment No. 1 to the registration statement on Form S-3 to deregister and remove from registration all registered but unsold shares covered by the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota on October 7, 2013.

TORNIER N.V.

By	/s/ David H. Mowry
David H. Mowry President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on the dates indicated below.

Name and Signature	Title	Date

/s/ David H. Mowry David H. Mowry	President and Chief Executive Officer (principal executive officer)	October 7, 2013

/s/ Shawn T McCormick Shawn T McCormick	Chief Financial Officer (principal financial and accounting officer)	October 7, 2013

* Sean D. Carney	Chairman of the Board	October 7, 2013

* Richard B. Emmitt	Non-Executive Director	October 7, 2013

* Kevin C. O’Boyle	Non-Executive Director	October 7, 2013

* Alain Tornier	Non-Executive Director	October 7, 2013

* Richard F. Wallman	Non-Executive Director	October 7, 2013

* Elizabeth H. Weatherman	Non-Executive Director	October 7, 2013

* By: /s/ Kevin M. Klemz Kevin M. Klemz	Attorney-in-Fact	October 7, 2013